Exhibit 99.1

Alkaline Water Company Announces National Distribution Agreement with Major Wholesale Grocery Distributor

Partnership Expands Alkaline88’s Footprint Across Key U.S. Regions, Fueling Market Penetration

SCOTTSDALE, ARIZONA – April 16, 2025 (GLOBE NEWSWIRE) -- The Alkaline Water Company, Inc. (OTC: WTER -- hereinafter referred to as the "Company"), a leader in the beverage industry known for its purified alkaline water, enhanced with Himalayan rock salt, today announced a national distribution agreement with a leading wholesale grocery distributor. This strategic partnership marks a pivotal step in establishing the Company's position as a leading premium water company in the United States and significantly expanding its reach and visibility across the nation.

Strategic Significance

Building on the momentum of the Company’s recent $1.5 million inventory agreement, this new distribution deal marks a pivotal inflection point in the Company’s growth strategy. It positions the Company for accelerated market penetration and enhanced visibility within the premium water category.

"We are excited about this transformative distribution partnership for The Alkaline Water Company," stated Ricky Wright, CEO. "This strategic arrangement represents a significant advancement in building our rapidly growing market presence. Our wholesale partner services over 7,500 independent supermarkets, chain stores, military bases, and institutions across the Midwest, South, and Northeast regions. Their impressive reach and proven distribution capabilities makes them an ideal partner for our growth strategy.

Wright added, “As we continue to strengthen our position in the premium water category, their established infrastructure and supply chain expertise will be instrumental in helping us reliably serve our retail partners and consumers."

About The Alkaline Water Company, Inc.

The Alkaline Water Company Inc. (OTC: WTER), is a leader in the premium beverage industry, committed to providing superior, clean, and pure hydration solutions to consumers nationwide. The company’s flagship Alkaline88® brand has built strong recognition and consumer loyalty due to its simple, clean ingredient profile. Alkaline88® is crafted using a proprietary electrolysis process that infuses purified water with Himalayan rock salt, trace minerals, and electrolytes, achieving a perfectly balanced 8.8 pH, free of chemicals and additives. Under the leadership of returning co-founder Ricky Wright as CEO, the company is implementing disciplined strategies to drive operational improvements, market expansion, and sustainable profitable growth.

Disclaimer Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company's control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company's common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact Information

The Alkaline Water Company Inc.

5524 North 51st Avenue

Glendale, Arizona 85301

Telephone: 800-470-5750

Website: www.thealkalinewaterco.com

Email: IR@thealkalinewaterco.com